Exhibit 3.1

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

METROPARK USA, INC.

(f/k/a Santa Barbara Street Asylum, Inc.)

(Incorporated on November 5, 2003)

Metropark USA, Inc. (f/k/a Santa Barbara Street Asylum, Inc.) (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware Law”), does hereby certify:

I. That the Board of Directors of the Corporation (the “Board”), by a written consent executed in accordance with Section 141(f) of the Delaware Law on September 11, 2007, adopted a resolution setting forth the Sixth Amended and Restated Certificate of Incorporation set forth below (the “Certificate”).

II. That the stockholders of the Corporation, by written consent executed in accordance with Section 228 of the Delaware Law on September 28, 2007, adopted a resolution setting forth the Certificate.

III. That the Certificate has been duly adopted in accordance with Sections 242 and 245 of the Delaware Law.

FIRST: The name of the corporation is Metropark USA, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is the Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 160,600,000 which are divided as follows:

(a) 10,000,000 shares of Series A Preferred Stock, par value $0.0001 per share, with the rights and preferences designated in Part A below (the “Series A Preferred;” shares of Series A Preferred are sometime referred to herein as the “Series A Preferred Shares”);

(b) 8,000,000 shares of Series A-1 Preferred Stock, par value $0.0001 per share, with the rights and preferences designated in Part A below (the “Series A-1 Preferred;” shares of Series A-1 Preferred are sometimes referred to herein as the “Series A-1 Preferred Shares”);

(c) 30,000,000 shares of Series B Preferred Stock, par value $0.0001 per share, with the rights and preferences designated in Part A below (the “Series B Preferred;” shares of Series B Preferred are sometime referred to herein as the “Series B Preferred Shares”);

(d) 4,000,000 shares of Series B-1 Preferred Stock, par value $0.0001 per share, with the rights and preferences designated in Part A below (the “Series B-1 Preferred;” shares of Series B-1 Preferred are sometime referred to herein as the “Series B-1 Preferred Shares”);

(e) 2,500,000 shares of Series B-2 Preferred Stock, par value $0.0001 per share, with the rights and preferences designated in Part A below (the “Series B-2 Preferred;” shares of Series B-2 Preferred are sometime referred to herein as the “Series B-2 Preferred Shares”); and

(f) 2,800,000 shares of Series C Preferred Stock, par value $0.0001 per share, with the rights and preferences designated in Part A below (the “Series C Preferred;” shares of Series C Preferred are sometime referred to herein as the “Series C Preferred Shares”); and

(g) 103,300,000 shares of Common Stock, par value $0.0001 per share, with the rights and preferences designated in Part B below (the “Common Stock;” shares of Common Stock are sometimes referred to herein as the “Common Shares”).

The Series C Preferred, Series B-2 Preferred, the Series B-1 Preferred, the Series B Preferred, the Series A Preferred and the Series A-1 Preferred are sometimes collectively referred to herein as, the “Preferred Stock,” and shares thereof as the “Preferred Shares.”

The rights and preferences of the Preferred Stock shall be designated in Part A below, the rights and preferences of the Common Stock shall be designated in Part B below, and the rights and preferences of the Preferred Stock and the Common Stock with respect to voting, shall be designated in Part C below. In addition to the capitalized terms defined elsewhere herein, certain other capitalized terms used herein are defined in Part D hereof.

PART	A. Terms Applicable to the Preferred Stock

Section 1. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed to holders of Preferred Shares as follows:

(a) Each holder of the Series B Preferred shall be entitled to receive for each share of Series B Preferred held by such holder an amount in cash out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on any Series C Preferred, Series B-2 Preferred, Series B-1 Preferred, Series A Preferred, Series A-1 Preferred or Junior Securities, equal to the sum of (i) the Series B Liquidation Value then in effect plus all accrued and unpaid dividends on such share of Series B Preferred to which such holders shall be entitled pursuant to Section 2 of this Part A and (ii) notwithstanding the restrictions on conversion set forth in Sections 4.1(a)(i) and 4.7(a), the amount such holder would receive if all holders of Series B Preferred Shares had converted their Series B Preferred Shares into Common Stock in accordance with the provisions hereof immediately prior to such liquidation, dissolution or winding up (assuming all shares of Common Stock issuable upon the exercise, exchange or conversion of all outstanding Options and Convertible Securities having an exercise price less than the Market Price of such Common Stock simultaneously are issued for the consideration, and on such other applicable terms and conditions, set forth in such Options or Convertible Securities, as the case may be); provided that the distribution set forth in this Section 1(a) shall in no event exceed an amount equal to two (2) times the Series B Liquidation Value then in effect, plus any declared but unpaid dividends on such share of Series B Preferred.

After the payment to the holders of the Series B Preferred of the full preferential amounts provided for in this Section 1(a), the holders of the Series B Preferred as such shall have no right or claim to any of the remaining assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series B Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation legally available for distribution to the holders of Series B Preferred shall be distributed ratably in proportion to the number of Series B Preferred Shares held by each such holder on the date of liquidation, dissolution or winding up of the Corporation.

(b) After the distributions set forth with respect to the Series B Preferred in Section 1(a) above have been made, each holder of the Series C Preferred shall be entitled to receive for each share of Series C Preferred held by such holder an amount in cash out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on any Series B-2 Preferred, Series B-1 Preferred, Series A Preferred, Series A-1 Preferred or Junior Securities, equal to the sum of (i) the Series C Liquidation Value then in effect plus all accrued and unpaid dividends on such share of Series B

Preferred to which such holders shall be entitled pursuant to Section 2 of this Part A and (ii) the amount such holder would receive if all holders of Series C Preferred Shares had converted their Series C Preferred Shares into Common Stock in accordance with the provisions hereof immediately prior to such liquidation, dissolution or winding up (assuming all shares of Common Stock issuable upon the exercise, exchange or conversion of all outstanding Options and Convertible Securities having an exercise price less than the Market Price of such Common Stock simultaneously are issued for the consideration, and on such other applicable terms and conditions, set forth in such Options or Convertible Securities, as the case may be); provided that the distribution set forth in this Section 1(b) shall in no event exceed an amount equal to two (2) times the Series C Liquidation Value then in effect, plus any declared but unpaid dividends on such share of Series C Preferred.

After the payment to the holders of the Series C Preferred of the full preferential amounts provided for in this Section 1(b), the holders of the Series C Preferred as such shall have no right or claim to any of the remaining assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series C Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation legally available for distribution to the holders of Series C Preferred shall be distributed ratably in proportion to the number of Series C Preferred Shares held by each such holder on the date of liquidation, dissolution or winding up of the Corporation.

(c) After the distributions set forth with respect to the Series B Preferred in Section 1(a) above and the Series C Preferred in Section 1(b) above have been made and pari passu with the distributions with respect to the Series B-1 Preferred in Section 1(d) below, but before any distribution shall be made with respect to any Series A Preferred, Series A-1 Preferred or Junior Securities, each holder of the Series B-2 Preferred shall be entitled to receive for each share of Series B-2 Preferred held by such holder an amount in cash out of the assets of the Corporation available for distribution to stockholders equal to the sum of (i) the Series B-2 Liquidation Value plus all accrued and unpaid dividends on such share of Series B-2 Preferred to which such holders shall be entitled pursuant to Section 2 of this Part A and (ii) the amount such holder would receive if all holders of Series B-2 Preferred Shares had converted their Series B-2 Preferred Shares into Common Stock in accordance with the provisions hereof immediately prior to such liquidation, dissolution or winding up (assuming all shares of Common Stock issuable upon the exercise, exchange or conversion of all outstanding Options and Convertible Securities having an exercise price less than the Market Price of such Common Stock simultaneously are issued for the consideration, and on such other applicable terms and conditions, set forth in such Options or Convertible Securities, as the case may be); provided that the distribution set forth in this Section 1(c) shall in no event exceed an amount equal to two (2) times the Series B-2 Liquidation Value, plus any declared but unpaid dividends on such share of Series B-2 Preferred.

After the payment to the holders of the Series B-2 Preferred of the full preferential amounts provided for in this Section 1(c), the holders of the Series B-2 Preferred as such shall have no right or claim to any of the remaining assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series B-2 Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation legally available for distribution to the holders of Series B-2 Preferred shall be distributed ratably in proportion to the number of Series B-2 Preferred Shares held by each such holder on the date of liquidation, dissolution or winding up of the Corporation.

(d) After the distributions set forth with respect to the Series B Preferred in Section 1(a) above and the Series C Preferred in Section 1(b) above have been made and pari passu with the distributions with respect to the Series B-2 Preferred in Section 1(c) above, but before any distribution shall be made with respect to any Series A Preferred, Series A-1 Preferred or Junior Securities, each holder of the Series B-1 Preferred shall be entitled to receive for each share of Series B-1 Preferred held by such holder an amount in cash out of the assets of the Corporation available for distribution to stockholders equal to the sum of (i) the Series B-1 Liquidation Value plus all accrued and unpaid dividends on such share of Series B-1 Preferred to which such holders shall be entitled pursuant to Section 2 of this Part A and (ii) the amount such holder would receive if all holders of Series B-1 Preferred Shares had converted their Series B-1 Preferred Shares into Common Stock in accordance with the provisions hereof immediately prior to such liquidation, dissolution or winding up (assuming all shares of Common Stock issuable upon the exercise, exchange or conversion of all outstanding Options and Convertible Securities having an exercise price less than the

Market Price of such Common Stock simultaneously are issued for the consideration, and on such other applicable terms and conditions, set forth in such Options or Convertible Securities, as the case may be); provided that the distribution set forth in this Section 1(d) shall in no event exceed an amount equal to two (2) times the Series B-1 Liquidation Value, plus any declared but unpaid dividends on such share of Series B-1 Preferred.

After the payment to the holders of the Series B-1 Preferred of the full preferential amounts provided for in this Section 1(d), the holders of the Series B-1 Preferred as such shall have no right or claim to any of the remaining assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series B-1 Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation legally available for distribution to the holders of Series B-1 Preferred shall be distributed ratably in proportion to the number of Series B-1 Preferred Shares held by each such holder on the date of liquidation, dissolution or winding up of the Corporation.

(e) After the distributions set forth with respect to (i) the Series B Preferred in Section 1(a) above and the Series C Preferred in Section 1(b) above have been made and (ii) the Series B-2 Preferred in Section 1(c) above and the Series B-1 Preferred in Section 1(d) above have been made, but before any distribution shall be made with respect to any Series A-1 Preferred or Junior Securities, each holder of the Series A Preferred shall be entitled to receive for each share of Series A Preferred held by such holder an amount in cash out of the assets of the Corporation available for distribution to stockholders equal to the sum of (i) the Series A Liquidation Value plus all accrued and unpaid dividends on such share of Series A Preferred to which such holders shall be entitled pursuant to Section 2 of this Part A and (ii) the amount such holder would receive if all holders of Series A Preferred Shares had converted their Series A Preferred Shares into Common Stock in accordance with the provisions hereof immediately prior to such liquidation, dissolution or winding up (assuming all shares of Common Stock issuable upon the exercise, exchange or conversion of all outstanding Options and Convertible Securities having an exercise price less than the Market Price of such Common Stock simultaneously are issued for the consideration, and on such other applicable terms and conditions, set forth in such Options or Convertible Securities, as the case may be); provided that the distribution set forth in this Section 1(e) shall in no event exceed an amount equal to two (2) times the Series A Liquidation Value, plus any declared but unpaid dividends on such share of Series A Preferred.

After the payment to the holders of the Series A Preferred of the full preferential amounts provided for in this Section 1(e), the holders of the Series A Preferred as such shall have no right or claim to any of the remaining assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series A Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation legally available for distribution to the holders of Series A Preferred shall be distributed ratably in proportion to the number of Series A Preferred Shares held by each such holder on the date of liquidation, dissolution or winding up of the Corporation.

(f) After the distributions set forth with respect to (i) the Series B Preferred in Section 1(a) above and the Series C Preferred in Section 1(b) above have been made, (ii) Series B-2 Preferred in Section 1(c) above and the Series B-1 Preferred in Section 1(d) above have been made and (iii) the Series A Preferred in Section 1(e) above have been made, but before any distribution shall be made with respect to any Junior Securities (including the Common Shares), each holder of the Series A-1 Preferred shall be entitled to receive for each share of Series A-1 Preferred held by such holder an amount per share equal to the sum of (i) the Series A-1 Liquidation Value plus all accrued and unpaid dividends on such share of Series A-1 Preferred to which such holders shall be entitled pursuant to Section 2 of this Part A and (ii) the amount such holder would receive if all holders of Series A-1 Preferred Shares had converted their Series A-1 Preferred Shares into Common Stock in accordance with the provisions hereof immediately prior to such liquidation, dissolution or winding up (assuming all shares of Common Stock issuable upon the exercise, exchange or conversion of all outstanding Options and Convertible Securities having an exercise price less than the Market Price of such Common Stock simultaneously are issued for the consideration, and on such other applicable terms and conditions, set forth in such Options or Convertible Securities, as the case may be); provided that the distribution set forth in this Section 1(f) shall in no event exceed an amount equal to two (2) times the Series A-1 Liquidation Value, plus any declared but unpaid dividends on such share of Series A-1 Preferred.

After the payment to the holders of the Series A-1 Preferred of the full preferential amounts provided for in this Section 1(f), the holders of the Series A-1 Preferred as such shall have no right or claim to any of the remaining assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series A-1 Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amount aforesaid, then all of the assets of the Corporation legally available for distribution to the holders of Series A-1 Preferred shall be distributed ratably in proportion to the number of Series A-1 Preferred Shares held by each such holder on the date of liquidation, dissolution or winding up of the Corporation.

(g) For purposes of this Section 1, a merger, acquisition or other transaction in which the stockholders of the Corporation immediately prior to such merger, acquisition or other transaction do not own at least a majority of the outstanding voting stock of the surviving entity, or a sale or other disposition of all or substantially all of the Corporation’s assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

Section 2. Dividends.

(a) When and as declared by the Board and to the extent permitted under the Delaware Law, the Corporation shall pay preferential dividends to the holders of Series B Preferred Shares as provided in this Section 2(a). Except as otherwise provided herein, dividends on each share of Series B Preferred shall accrue on a daily basis at a rate of five percent (5%) per annum (the “Series B Dividend Rate”) of the Series B Liquidation Value then in effect, from and including the date of issuance of such share of Series B Preferred to and including the date on which the then Series B Liquidation Value of such share of Series B Preferred plus all accrued and unpaid dividends thereon is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment can be made with respect to any Series C Preferred, Series B-2 Preferred, Series B-1 Preferred, Series A Preferred, Series A-1 Preferred or any Junior Securities. The date on which the Corporation initially issues any share of Series B Preferred, as the case may be, shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Notwithstanding anything to the contrary contained herein, dividends payable on shares of Series B Preferred may be paid with Series B Preferred Shares in the sole discretion of the Board.

(b) When and as declared by the Board and to the extent permitted under the Delaware Law, the Corporation shall pay preferential dividends to the holders of Series C Preferred Shares as provided in this Section 2(b). Except as otherwise provided herein, dividends on each share of Series C Preferred shall accrue on a daily basis at a rate of five percent (5%) per annum (the “Series C Dividend Rate”) of the Series C Liquidation Value then in effect, from and including the date of issuance of such share of Series C Preferred to and including the date on which the then Series C Liquidation Value of such share of Series C Preferred plus all accrued and unpaid dividends thereon is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment can be made with respect to any Series B-2 Preferred, Series B-1 Preferred, Series A Preferred, Series A-1 Preferred or any Junior Securities. The date on which the Corporation initially issues any share of Series C Preferred, as the case may be, shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Notwithstanding anything to the contrary contained herein, dividends payable on shares of Series C Preferred may be paid with Series C Preferred Shares in the sole discretion of the Board.

(c) When and as declared by the Board and to the extent permitted under the Delaware Law, the Corporation shall pay preferential dividends to the holders of Series B-2 Preferred Shares as provided in this Section 2(c). Except as otherwise provided herein, dividends on each share of Series B-2 Preferred shall accrue on a daily basis at a rate of five percent (5%) per annum (the “Series B-2 Dividend Rate”) of the Series B-2 Liquidation Value, from and including the date of issuance of such share of Series B-2 Preferred to and including the date on which the Series B-2 Liquidation Value of such share of Series B-2 Preferred plus all accrued and unpaid dividends thereon is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment can be made with respect to any Series A Preferred, Series A-1 Preferred or Junior Securities and pari passu with respect to any dividend, distribution or payment with respect to the Series B-1 Preferred as provided for in Section 2(d) below. The date on which the Corporation initially issues any share of Series B-2 Preferred, shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Notwithstanding anything to the contrary contained herein, dividends payable on shares of Series B-2 Preferred may be paid with Series B-2 Preferred Shares in the sole discretion of the Board.

(d) When and as declared by the Board and to the extent permitted under the Delaware Law, the Corporation shall pay preferential dividends to the holders of Series B-1 Preferred Shares as provided in this Section 2(d). Except as otherwise provided herein, dividends on each share of Series B-1 Preferred shall accrue on a daily basis at a rate of five percent (5%) per annum (the “Series B-1 Dividend Rate”) of the Series B-1 Liquidation Value, from and including the date of issuance of such share of Series B-1 Preferred to and including the date on which the Series B-1 Liquidation Value of such share of Series B-1 Preferred plus all accrued and unpaid dividends thereon is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment can be made with respect to any Series A Preferred, Series A-1 Preferred or Junior Securities and pari passu with respect to any dividend, distribution or payment with respect to the Series B-2 Preferred as provided in Section 2(c) above. The date on which the Corporation initially issues any share of Series B-1 Preferred, shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Notwithstanding anything to the contrary contained herein, dividends payable on shares of Series B-1 Preferred may be paid with Series B-1 Preferred Shares in the sole discretion of the Board.

(e) When and as declared by the Board and to the extent permitted under the Delaware Law, the Corporation shall pay preferential dividends to the holders of Series A Preferred Shares as provided in this Section 2(e). Except as otherwise provided herein, dividends on each share of Series A Preferred shall accrue on a daily basis at a rate of five percent (5%) per annum (the “Series A Dividend Rate”) of the Series A Liquidation Value, from and including the date of issuance of such share of Series A Preferred to and including the date on which the Series A Liquidation Value of such share of Series A Preferred plus all accrued and unpaid dividends thereon is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment can be made with respect to any Series A-1 Preferred or Junior Securities. The date on which the Corporation initially issues any share of Series A Preferred, shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Notwithstanding anything to the contrary contained herein, dividends payable on shares of Series A Preferred may be paid with Series A Preferred Shares in the sole discretion of the Board.

(f) When and as declared by the Board and to the extent permitted under the Delaware Law, the Corporation shall pay preferential dividends to the holders of Series A-1 Preferred Shares as provided in this Section 2(f). Except as otherwise provided herein, dividends on each share of Series A-1 Preferred shall accrue on a daily basis at a rate of five percent (5%) per annum (the “Series A-1 Dividend Rate”) of the Series A-1 Liquidation Value, from and including the date of issuance of such share of Series A-1 Preferred to and including the date on which the Series A-1 Liquidation Value of such share of Series A-1 Preferred plus all accrued and unpaid dividends thereon is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment can be made with respect to any Junior Securities. The date on which the Corporation initially issues any share of Series A-1 Preferred shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Notwithstanding anything to the contrary contained herein, dividends payable on shares of Series A-1 Preferred may be paid with Series A-1 Preferred Shares in the sole discretion of the Board.

(g) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to all outstanding shares of Series B Preferred, Series C Preferred, Series B-2 Preferred, Series B-1 Preferred, Series A Preferred or Series A-1 Preferred, as applicable, such payment shall be distributed ratably among the holders of such shares based upon the number of shares of such series held by each such holder.

(h) In the event any dividend or other distribution payable in cash, stock or other property is declared on the Common Stock, each holder of Preferred Shares on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or distribution the same cash, stock or other property which such holder would have received if on such record date such holder was the holder of record of the number (including any fraction) of Common Shares into which such Preferred Shares then held by such holder are then convertible (notwithstanding the restrictions on conversion set forth in Sections 4.1(a)(i) and 4.7(a)).

Section 3. Voting Rights. The Preferred Shares shall have those voting rights set forth for the Preferred Shares in Article Fourth, Part C below.

Section 4. Conversion.

4.1 Conversion Procedure.

(a) Preferred Shares.

(i) At any time after the date of determination of the Final Valuation and no sooner (unless otherwise agreed by the unanimous written consent of the Board and the holders of at least a majority of the Series B Preferred Shares then outstanding), any holder of Series B Preferred may convert all or any portion of the Series B Preferred Shares (including any fraction of a share) held by such holder into the number of shares of Common Stock determined by adding (i) the number of shares determined by (A) multiplying the number of Series B Preferred Shares to be converted by the Series B Liquidation Value then in effect and (B) dividing the resulting product by the Series B Conversion Price then in effect, plus (ii) the number of shares determined by dividing the total amount of accrued and unpaid dividends due and owing with respect to each Series B Preferred Share to be converted by the Series B Conversion Price then in effect.

(ii) At any time and from time to time, any holder of Series C Preferred may convert all or any portion of the Series C Preferred Shares (including any fraction of a share) held by such holder into the number of shares of Common Stock determined by adding (i) the number of shares determined by (A) multiplying the number of Series. C Preferred Shares to be converted by the Series C Liquidation Value and (B) dividing the resulting product by the Series C Conversion Price then in effect, plus (ii) the number of shares determined by dividing the total amount of accrued and unpaid dividends due and owing with respect to each Series C Preferred Share to be converted by the Series C Conversion Price then in effect.

(iii) At any time and from time to time, any holder of Series B-2 Preferred may convert all or any portion of the Series B-2 Preferred Shares (including any fraction of a share) held by such holder into the number of shares of Common Stock determined by adding (i) the number of shares determined by (A) multiplying the number of Series B-2 Preferred Shares to be converted by the Series B-2 Liquidation Value and (B) dividing the resulting product by the Series B-2 Conversion Price then in effect, plus (ii) the number of shares determined by dividing the total amount of accrued and unpaid dividends due and owing with respect to each Series B-2 Preferred Share to be converted by the Series B-2 Conversion Price then in effect.

(iv) At any time and from time to time, any holder of Series B-1 Preferred may convert all or any portion of the Series B-1 Preferred Shares (including any fraction of a share) held by such holder into the number of shares of Common Stock determined by adding (i) the number of shares determined by (A) multiplying the number of Series B-1 Preferred Shares to be converted by the Series B-1 Liquidation Value and (B) dividing the resulting product by the Series B-1 Conversion Price then in effect, plus (ii) the number of shares determined by dividing the total amount of accrued and unpaid dividends due and owing with respect to each Series B-1 Preferred Share to be converted by the Series B-1 Conversion Price then in effect.

(v) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred Shares (including any fraction of a share) held by such holder into the number of shares of Common Stock determined by adding (i) the number of shares determined by (A) multiplying the number of Series A Preferred Shares to be converted by the Series A Liquidation Value and (B) dividing the resulting product by the Series A Conversion Price then in effect, plus (ii) the number of shares determined by dividing the total amount of accrued and unpaid dividends due and owing with respect to each Series A Preferred Share to be converted by the Series A Conversion Price then in effect.

(vi) At any time and from time to time, any holder of Series A-1 Preferred may convert all or any portion of the Series A-1 Preferred Shares (including any fraction of a share) held by such holder into the number of shares of Common Stock determined by adding (i) the number of shares determined by (A) multiplying the number of Series A-1 Preferred Shares to be converted by the Series A-1 Liquidation Value and (B) dividing the resulting product by the Series A-1 Conversion Price then in effect, plus (ii) the number of shares determined by dividing the total amount of accrued and unpaid dividends due and owing with respect to each Series A-1 Preferred Share to be converted by the Series A-1 Conversion Price then in effect.

(b) Each conversion of Preferred Shares will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Preferred Shares as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(c) As soon as possible after a conversion has been effected (but in any event within five (5) business days in the case of Section 4.1(c)(i) and (iii) below), the Corporation will deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(ii) payment of the amount payable under Section 4.1(f) below with respect to such conversion; and

(iii) a certificate representing any Preferred Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(d) The issuance of certificates for shares of Common Stock upon conversion of Preferred Shares will be made without charge to the holders of such Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Preferred Share, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

(e) The Corporation will not close its books against the transfer of Preferred Shares or Common Shares issued or issuable upon conversion of Preferred Shares in any manner which interferes with the timely conversion of Preferred Shares.

(f) If any fractional interest in a Common Share would, except for the provisions of this Section 4.1(f), be deliverable upon any conversion of the Preferred Shares, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the Market Price (as reasonably determined in good faith by the Board) of such fractional interest as of the date of conversion.

(g) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of Common Shares as would be issuable upon the conversion of all Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series A Preferred Shares and Series A-1 Preferred Shares then outstanding. Notwithstanding the restrictions on conversion set forth in Sections 4.1(a)(i) and 4.7(a), the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of Common Shares as would be issuable upon the conversion of all Series B Preferred Shares then outstanding.

4.2 Conversion Price.

(a) Initial Conversion Price.

(i) From the date of filing this Certificate until the date of determination of the Final Valuation, the initial “Series B Conversion Price” will be, as of the date of determination, an amount equal to the total amount of consideration then paid for all Series B Preferred Shares issued pursuant to the Series B Purchase Agreement (whether or not such Series B Preferred Shares are then outstanding) divided by the aggregate number of then outstanding Series B Preferred Shares issued pursuant to the Series B Purchase Agreement. As of the date of determination of the Final Valuation and thereafter (subject to adjustment as provided in this Section 4), the “Series B Conversion Price” will be an amount equal to the amount derived from the following formula:

A x B	= Series B Conversion Price
C x (D/(D+E))

Where A = The Series B Liquidation Value.

Where B = The aggregate number of then outstanding Series B Preferred Shares issued pursuant to the Series B Purchase Agreement.

Where C = The amount equal to the amount derived from the following formula:

F - G	= C
1 - (D/(D+E))

Where D = The total amount of consideration then paid for all Series B Preferred Shares issued pursuant to the Series B Purchase Agreement (whether or not such Series B Preferred Shares are then outstanding).

Where E = The Final Valuation.

Where F = the number of fully-diluted shares of the Corporation’s Common Stock deemed outstanding immediately prior to the determination of the Final Valuation, which for this purpose shall include, without duplication, (1) all shares of Common Stock actually issued and outstanding; plus (2) the total number of shares of Common Stock issuable upon conversion of the Preferred Shares (notwithstanding the restrictions on conversion set forth in Sections 4.1(a)(i) and 4.7(a)); plus (3) the total number of shares of Common Stock issuable upon exercise of outstanding Options (regardless of whether such Options are actually exercisable at such time and regardless of exercise price), plus (4) the total number of shares of Common Stock available for issuance pursuant to stock or stock option plans approved by the Board (excluding shares subject to outstanding Options counted in clause (3) above); plus (5) the total number of shares of Common Stock issuable upon conversion of outstanding Convertible Securities (other than the Preferred Shares counted in clause (2) above), regardless of whether such Convertible Securities are actually exercisable at such time and regardless of conversion price.

Where G = The total number of shares of Common Stock the then outstanding shares of Series B Preferred convert into (based on the Series B Conversion Price in effect immediately prior to the determination of the Final Valuation).

(ii) The initial “Series C Conversion Price” will be $2.75 per share and shall be subject to adjustment as provided for in this Section 4.

(iii) The initial “Series B-2 Conversion Price” will be $2.00 per share and shall be subject to adjustment as provided for in this Section 4.

(iv) The initial “Series B-1 Conversion Price” will be $1.25 per share and shall be subject to adjustment as provided for in this Section 4.

(v) The initial “Series A Conversion Price” will be $0.25 per share and shall be subject to adjustment as provided for in this Section 4.

(vi) The initial “Series A-1 Conversion Price” will be $0.25 per share and shall be subject to adjustment as provided for in this Section 4.

(vii) The Series B Conversion Price, the Series C Conversion Price, the Series B-2 Conversion Price, the Series B-1 Conversion Price, the Series A Conversion Price and the Series A-1 Conversion Price shall each be referred to herein as a “Conversion Price.” In order to prevent dilution of the conversion rights granted to holders of the Preferred Shares hereunder, each Conversion Price will be subject to adjustment from time to time pursuant to this Section 4.2 and Sections 4.4 and 4.5 of this Part A. For purposes of this Section 4.2, the Corporation shall be deemed to have issued or sold Common Stock under the circumstances as set forth in Section 4.3 below.

(b) Adjustment for Dilutive Events.

(i) If and whenever after the date of determination of the Final Valuation the Corporation issues or sells, or in accordance with Section 4.3 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale (a “Series B Dilutive Event”), then forthwith upon the occurrence of any such Series B Dilutive Event, the Series B

Conversion Price will be reduced (in order to increase the number of shares of Common Stock into which each Series B Preferred Share is convertible) to that price per share determined by dividing (i) the sum of (A) the product derived by multiplying the Series B Conversion Price in effect immediately prior to such Series B Dilutive Event, times the number of shares of Common Stock Deemed Outstanding immediately prior to the Series B Dilutive Event plus (B) the aggregate consideration (if any) received by the Corporation for the total number of such shares of Common Stock so issued or sold, or deemed issued or sold, in such Series B Dilutive Event by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such Series B Dilutive Event.

(ii) If and whenever on or after the original date of issuance of the Series C Preferred the Corporation issues or sells, or in accordance with Section 4.3 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale (a “Series C Dilutive Event”), then forthwith upon the occurrence of any such Series C Dilutive Event, the Series C Conversion Price will be reduced (in order to increase the number of shares of Common Stock into which each Series C Preferred Share is convertible) to that price per share determined by dividing (i) the sum of (A) the product derived by multiplying the Series C Conversion Price in effect immediately prior to such Series C Dilutive Event, times the number of shares of Common Stock Deemed Outstanding immediately prior to the Series C Dilutive Event plus (B) the aggregate consideration (if any) received by the Corporation for the total number of such shares of Common Stock so issued or sold, or deemed issued or sold, in such Series C Dilutive Event by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such Series C Dilutive Event.

(iii) If and whenever on or after the original date of issuance of the Series B-2 Preferred the Corporation issues or sells, or in accordance with Section 4.3 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Series B-2 Conversion Price in effect immediately prior to the time of such issue or sale (a “Series B-2 Dilutive Event”), then forthwith upon the occurrence of any such Series B-2 Dilutive Event, the Series B-2 Conversion Price will be reduced (in order to increase the number of shares of Common Stock into which each Series B-2 Preferred Share is convertible) to that price per share determined by dividing (i) the sum of (A) the product derived by multiplying the Series B-2 Conversion Price in effect immediately prior to such Series B-2 Dilutive Event, times the number of shares of Common Stock Deemed Outstanding immediately prior to the Series B-2 Dilutive Event plus (B) the aggregate consideration (if any) received by the Corporation for the total number of such shares of Common Stock so issued or sold, or deemed issued or sold, in such Series B-2 Dilutive Event by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such Series B-2 Dilutive Event.

(iv) If and whenever on or after the original date of issuance of the Series B-1 Preferred the Corporation issues or sells, or in accordance with Section 4.3 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Series B-1 Conversion Price in effect immediately prior to the time of such issue or sale (a “Series B-1 Dilutive Event”), then forthwith upon the occurrence of any such Series B-1 Dilutive Event, the Series B-1 Conversion Price will be reduced (in order to increase the number of shares of Common Stock into which each Series B-1 Preferred Share is convertible) to that price per share determined by dividing (i) the sum of (A) the product derived by multiplying the Series B-1 Conversion Price in effect immediately prior to such Series B-1 Dilutive Event, times the number of shares of Common Stock Deemed Outstanding immediately prior to the Series B-1 Dilutive Event plus (B) the aggregate consideration (if any) received by the Corporation for the total number of such shares of Common Stock so issued or sold, or deemed issued or sold, in such Series B-1 Dilutive Event by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such Series B-1 Dilutive Event.

(v) If and whenever on or after the original date of issuance of the Series A Preferred the Corporation issues or sells, or in accordance with Section 4.3 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale (a “Series A Dilutive Event”), then forthwith upon the occurrence of any such Series A Dilutive Event, the Series A Conversion Price will be reduced (in order to increase the number of shares of Common Stock into which each Series A Preferred Share is convertible) to that price per share determined by dividing (i) the sum of (A) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such Series A Dilutive Event, times the number of shares of Common Stock Deemed Outstanding immediately prior to the Series A Dilutive Event plus (B) the aggregate consideration (if any) received by the Corporation for the total number of such shares of Common Stock so issued or sold, or deemed issued or sold, in such Series A Dilutive Event by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such Series A Dilutive Event.

(vi) If and whenever on or after the original date of issuance of the Series A-1 Preferred the Corporation issues or sells, or in accordance with Section 4.3 below is deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Series A-1 Conversion Price in effect immediately prior to the time of such issue or sale (a “Series A-1 Dilutive Event”), then forthwith upon the occurrence of any such Series A-1 Dilutive Event, the Series A-1 Conversion Price will be reduced (in order to increase the number of shares of Common Stock into which each Series A-1 Preferred Share is convertible) to that price per share determined by dividing (i) the sum of (A) the product derived by multiplying the Series A-1 Conversion Price in effect immediately prior to such Series A-1 Dilutive Event, times the number of shares of Common Stock Deemed Outstanding immediately prior to the Series A-1 Dilutive Event plus (B) the aggregate consideration (if any) received by the Corporation for the total number of such shares of Common Stock so issued or sold, or deemed issued or sold, in such Series A-1 Dilutive Event by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such Series A-1 Dilutive Event.

(vii) Notwithstanding the foregoing, the issuance by the Corporation of (A) shares of Common Stock, or Options to acquire shares of Common Stock, issued pursuant to stock option plans, restricted stock/option pools or grants of incentive equity to officers, directors, advisors or employees of the Corporation approved by the Compensation Committee of the Board, (B) the issuance of shares of Common Stock issuable upon exercise or conversion of any outstanding Options or Convertible Securities issued on or prior to the date this Certificate was filed or issued after such date provided such issuance was made in accordance with the provisions set forth in this Section 4 and (C) up to five percent (5%) shares of Common Stock Deemed Outstanding to lenders in debt financings or lessors of equipment to the Corporation (in either case approved by the Board).

4.3 Common Stock Deemed Outstanding. For purposes of determining the adjusted Conversion Price pursuant to Section 4.2(b) above, the following shall be deemed to be an issuance and sale of Common Stock by the Corporation and the “Common Stock Deemed Outstanding” shall be the number of shares of Common Stock actually issued and outstanding plus the number of shares of Common Stock issuable on the conversion of the Preferred Shares (notwithstanding the restrictions on conversion set forth in Sections 4.1(a)(i) and 4.7(a)), plus the number of shares of Common Stock deemed issued or sold pursuant to Sections 4.3(a) and 4.3(b) below regardless of whether such Options or Convertible Securities are actually exercisable at such time.

(a) Issuance of Rights or Options. If (i) the Corporation in any manner grants any rights or options to subscribe for or to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as “Options” and such convertible or exchangeable stock or securities referred to herein as “Convertible Securities”) and (ii) the Price Per Share of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then (A) the total maximum amount of such Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum number of Convertible Securities issuable upon the exercise of such Options will be deemed to be Common Stock issued and sold by the Corporation, (B) the consideration received pursuant to the applicable Dilutive Event will equal the Price Per Share times the number of shares of Common Stock so deemed issued and sold by the Corporation and (C) the number of shares of Common Stock so deemed issued and sold by the Corporation shall be included in the Common Stock Deemed Outstanding. For purposes of this Section 4.3(a), the “Price Per Share” will be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of any Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued, upon the exercise of such Options or the conversion or exchange of such Convertible Securities; provided, that, if such Options expire or lapse without being exercised and/or converted into Common Stock, then each Conversion Price will be readjusted to such Conversion Price which would have been in effect had such expired or lapsed Options not been issued.

(b) Issuance of Convertible Securities. If (i) the Corporation in any manner issues or sells any Convertible Securities and (ii) the Price Per Share of shares of Common Stock issuable upon such conversion or exchange is less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then (A) the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be Common Stock issued and sold by the Corporation, (B) the consideration received pursuant to the applicable Dilutive Event will equal the Price Per Share times the number of shares of Common Stock so deemed issued and sold by the Corporation and (C) the number of shares of Common Stock so deemed issued and sold by the Corporation shall be included in the Common Stock Deemed Outstanding. For the purposes of this Section 4.3(b), the “Price Per Share” will be determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of any Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to a Conversion Price had been or are to be made pursuant to Section 4.3(a) above, no further adjustment of such Conversion Price will be made by reason of such issue or sale; provided, that, if such Convertible Securities expire or lapse without being exercised and/or converted into Common Stock, then each Conversion Price will be readjusted to such Conversion Price which would have been in effect had such expired or lapsed Convertible Securities not been issued.

(c) Change in Option Price or Conversion Rate. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible or exchangeable for Common Stock, then each Conversion Price in effect at the time of such change will be readjusted to such Conversion Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold; provided that if such adjustment would result in an increase of any Conversion Price then in effect, such adjustment will not be effective until the earlier of a subsequent notice of conversion by a holder of any Preferred Shares or twenty (20) days after written notice thereof has been given by the Corporation to all holders of the Preferred Stock.

(d) Calculation of Consideration Received. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received by the Corporation therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation or the non-cash portion of the Price Per Share, as the case may be, will be the Fair Market Value of such consideration received or to be received, respectively, by the Corporation; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Corporation will be the Market Price thereof as of the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving corporation as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.

(e) Integrated Transactions. In the event that any Option or Convertible Security is issued in connection with the issuance or sale of other securities of the Corporation, which issuances together comprise one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security will be deemed to have been issued for a consideration of $0.01.

(f) Treasury Shares. The number of shares of Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock by the Corporation.

(g) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

4.4 Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, each Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, each Conversion Price in effect immediately prior to such combination will be proportionately increased.

4.5 Organic Change. Upon the consummation of an Organic Change, the terms of the Series B Preferred, Series C Preferred, Series B-2 Preferred, Series B-1 Preferred, Series A Preferred and Series A-1 Preferred, as applicable, shall be deemed modified, without payment of any additional consideration therefor, so as to provide that upon the conversion of shares of Series B Preferred, Series C Preferred, Series B-2 Preferred, Series B-1 Preferred, Series A Preferred or Series A-1 Preferred, as the case may be, following the consummation of such Organic Change, the holder of such shares of Series B Preferred, Series C Preferred, Series B-2 Preferred, Series B-1 Preferred, Series A Preferred or Series A-1 Preferred, as the case may be, shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change) such shares of stock, securities or assets as such holder would have received if such holder had converted its shares of Series B Preferred (notwithstanding the restrictions on conversion set forth in Sections 4.1(a)(i) and 4.7(a)), Series C Preferred, Series B-2 Preferred, Series B-1 Preferred, Series A Preferred or Series A-1 Preferred, as the case may be, into Common Stock immediately prior to such Organic Change.

4.6 Notices.

(a) Immediately upon any adjustment of any Conversion Price, the Corporation shall give written notice thereof to all holders of any Preferred Stock specifying such Conversion Price(s) in effect thereafter.

(b) The Corporation shall give written notice to all holders of Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Corporation shall also give written notice to the holders of Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall occur.

4.7 Mandatory Conversion.

(a) At any time after the date of determination of the Final Valuation and no sooner (unless otherwise agreed by the unanimous written consent of the Board and the holders of at least a majority of the Series B Preferred Shares then outstanding) if the holder or holders of more than a majority of the Series B Preferred Shares then outstanding shall so elect, by vote or written consent, all of the outstanding Series B Preferred Shares shall automatically convert into shares of Common Stock.

(b) If the holder or holders of more than a majority of the Series C Preferred Shares then outstanding shall so elect, by vote or written consent, all of the outstanding Series C Preferred Shares shall automatically convert into shares of Common Stock.

(c) If the holder or holders of more than a majority of the Series B-2 Preferred Shares then outstanding shall so elect, by vote or written consent, all of the outstanding Series B-2 Preferred Shares shall automatically convert into shares of Common Stock.

(d) If the holder or holders of more than a majority of the Series B-1 Preferred Shares then outstanding shall so elect, by vote or written consent, all of the outstanding Series B-1 Preferred Shares shall automatically convert into shares of Common Stock.

(e) If the holder or holders of more than a majority of the Series A Preferred Shares then outstanding shall so elect, by vote or written consent, all of the outstanding Series A Preferred Shares shall automatically convert into shares of Common Stock.

(f) If the holder or holders of more than a majority of the Series A-1 Preferred Shares then outstanding shall so elect, by vote or written consent, all of the outstanding Series A-1 Preferred Shares shall automatically convert into shares of Common Stock.

4.8 Mandatory Conversion Upon Qualified Public Offering. If a firm commitment underwritten Public Offering of shares of Common Stock (a “Qualified Public Offering”) is effected in which proceeds to the Corporation (net of underwriting discounts and commission) are at least $20,000,000, then all of the outstanding Preferred Shares shall be automatically converted into shares of Common Stock upon the closing of the sale of shares pursuant to such Qualified Public Offering, all without any further action by the holders of such Preferred Shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Series B Preferred shall not automatically convert into Common Stock pursuant to this Section 4.8 until the determination of the Final Valuation (unless otherwise agreed by the unanimous written consent of the Board and the holders of at least a majority of the Series B Preferred Shares then outstanding).

4.9 Conversion of Preferred Shares.

(a) The Corporation will provide notice of any automatic conversion pursuant to this Article Fourth, Part A, Section 4.7 or 4.8 of all outstanding Series B Preferred Shares, Series C Preferred, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, to all holders of record of Preferred Shares as soon as practicable following such conversion; provided, however, that the Corporation may also satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class, postage prepaid, to each such holder, at such holder’s address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any Preferred Shares. Each such notice shall state, as appropriate, the following:

(i) the automatic conversion date;

(ii) that all outstanding Series B Preferred Shares, Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, are to be or have been automatically converted on such automatic conversion date, and that from such automatic conversion date the certificates evidencing any Series B Preferred Shares, Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable shall evidence the number of Common Shares as such shares of Preferred Stock are convertible into pursuant to this Certificate; and

(iii) the place or places where certificates for such shares are to be surrendered for exchange for certificates evidencing the Common Shares.

(b) Immediately upon such conversion on the automatic conversion date, the rights of the holders of Series B Preferred Shares, Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, as such shall cease and such holders shall be treated for all purposes as having become the record owners of the Common Shares issuable upon such conversion; provided, however, that such Persons shall be entitled to receive when paid any dividends declared on the Series B Preferred Shares, Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

(c) The Corporation shall not reissue or resell any Preferred Shares which shall have been converted into Common Shares pursuant to or as permitted by the provisions of this Certificate, or any Preferred Shares which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Preferred Shares accordingly.

(d) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of Common Shares as would be issuable upon the conversion of all Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series A Preferred Shares and Series A-1 Preferred Shares then outstanding. Notwithstanding the restrictions on conversion set forth in Sections 4.1(a)(i) and 4.7(a), the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of Common Shares as would be issuable upon the conversion of all Series B Preferred Shares then outstanding.

(e) The Corporation will pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares on the conversion of any Preferred Shares pursuant to this Article Fourth, Part A, Section 4.9, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Shares in a name other than that in which the Preferred Shares so converted were registered.

4.10 Certain Events. If any event similar to or of the type contemplated by the provisions of this Section 4, but not expressly provided for by such provisions, occurs, then the Board will make an appropriate and equitable adjustment in each Conversion Price so as to protect the rights of the holders of Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 4 or decrease the number of Common Shares issuable upon conversion of each Preferred Share.

Section 5. Redemptions.

5.1 No Right of Redemption. No holder of Preferred Shares or Common Shares shall have any right to require the Corporation redeem such holder’s Preferred Shares or Common Shares. The Corporation shall have no right to redeem any Preferred Shares or Common Shares pursuant to this Certificate; provided, that the Corporation and any holder of Preferred Shares or Common Shares may enter into a contractual right of redemption.

5.2 Redeemed or Otherwise Acquired Shares. Any Preferred Shares or Common Shares that are redeemed or otherwise acquired by the Corporation shall be considered authorized but unissued shares.

Section 6. Miscellaneous.

6.1 Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Preferred Shares. Upon the surrender of any certificate representing Preferred Shares at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Preferred Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Preferred Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Preferred Shares represented by the surrendered certificate.

6.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

6.3 Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Part A without the prior written consent of the holder or holders of a majority of the series of Preferred Stock effected by such amendment or waiver outstanding at the time such action is taken; provided that no action will discriminate against any holder of any series of Preferred Stock vis-a-vis other holders of that series of Preferred Stock other than as a result of a difference in the number of Preferred Shares held by such holders with respect to such series.

6.4 Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given four (4) days after deposit with the United States Post Office (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by such holder).

PART	B. Terms Applicable to Common Stock

Section 1. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and after the payment of any preferential amounts to be distributed to the holders of the Preferred Stock, the remaining assets of the Corporation available for distribution to the stockholders shall be distributed to the holders of Common Shares ratably in proportion to the number of shares of Common Stock that each such holder holds.

Section 2. Dividends. Whenever all accrued and unpaid preferential dividends upon the Preferred Stock shall have been paid or declared and set apart for payment, and not otherwise, the Board may declare a dividend or distribution upon the Common Stock. Dividends or distributions so declared by the Board shall be paid to the holders of Common Shares and Preferred Shares ratably in proportion to the number of Common Shares held by each such holder on the date as of which the holders of Common Stock of record entitled to receive such dividends or distribution were determined (assuming conversion of the Preferred Shares as of such date).

Section 3. Voting Rights. The Common Stock shall have those voting rights set forth for the Common Stock in Part C below.

PART	C. Voting Rights.

Section 1. In General. (a) Except as otherwise provided by the Delaware Law or by this Certificate, on all matters submitted to a vote of the stockholders of the Corporation, the Common Stock and the Preferred Stock shall vote together as a single class. At every meeting of the stockholders of the Corporation, every holder of Common Stock shall be entitled to one (1) vote per Person or by proxy for each share of Common Stock standing in such holder’s name on the transfer books of the Corporation, and, notwithstanding the restrictions on conversion set forth in Sections 4.1(a)(i) and 4.7(a), every holder of Preferred Stock shall have the number of votes equal to the number of Common Shares, which such holder would have been entitled to receive had such holder converted all of its Preferred Shares into Common Stock on the date as of which the holders of Common Stock of record entitled to vote were determined (assuming for this purpose only (i) that Preferred Shares are convertible into fractional shares and (ii) that accrued and unpaid dividends shall be disregarded in determining the number of shares of Common Stock issuable upon conversion of the Preferred Shares).

Section 2. Cumulative Voting. The right of a holder of shares of the Corporation to cumulate its votes in elections of directors is hereby denied.

PART	D. Definitions.

“Board” means the Corporation’s Board of Directors.

“Fair Market Value” means the value determined jointly by the Corporation and the holder or holders of a majority of the Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holder or holders of a majority of the Preferred Shares. If the Corporation and the holder or holders of a majority of the Preferred Shares are unable to mutually agree upon an appraiser, each of the Corporation and the holder or holders of a majority of the Preferred Shares shall select an appraiser, and the two appraisers shall select a third appraiser to determine such Fair Market Value, which appraised value shall be binding on all parties. The fees and expenses of all appraisers hereunder shall be borne equally by the Corporation and the holder or holders of the Preferred Shares.

“Final Valuation” shall have the meaning given such term in the Series B Purchase Agreement.

“Junior Securities” means any equity securities of the Corporation other than the Series B Preferred, the Series C Preferred, the Series B-2 Preferred, the Series B-1 Preferred, the Series A Preferred or the Series A-1 Preferred.

“Market Price” of any security means the weighted average of the trading prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the weighted average of the bid and asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the weighted average of the bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the weighted average of the bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty (20) consecutive business days ending on the day prior to the day “Market Price” is being determined. The “Market Price” of a note or other obligation which is not listed on a securities exchange or quoted in the NASDAQ System or reported by the National Quotation Bureau, Incorporated, shall be the total consideration received by the Corporation (including interest) will be discounted at the corporate base rate of interest at CitiBank or its successor in effect at the time the note or obligation is deemed to have been issued. If at any other time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” will be the fair value thereof determined jointly by the Corporation and the holder or holders of a majority of the Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holder or holders of a majority of the Preferred Shares. If the Corporation and the holder or holders of a majority of the Preferred Shares are unable to mutually agree upon an appraiser, each of the Corporation and the holder or holders of a majority of the Preferred Shares shall select an appraiser, and the two appraisers shall select a third appraiser to determine such Market Price, which appraised value shall be binding on all parties. The fees and expenses of all appraisers hereunder shall be borne equally by the Corporation and the holder or holders of the Preferred Shares.

“Organic Change” means any capital reorganization or reclassification of the Corporation which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided, that for purposes of Part A, Section 4.8, a Public Offering will not include an offering made in connection with a business acquisition or an employee benefit plan.

“Series A Liquidation Value” of any Series A Preferred Share as of any particular date will be equal to $0.25 (adjusted appropriately in the event the Series A Preferred Shares are subdivided into a greater number, whether by stock split, stock dividend or otherwise, or combined into a lesser number, whether by reverse stock split or otherwise).

“Series A-1 Liquidation Value” of any Series A-1 Preferred Share as of any particular date will be equal to $0.25 (adjusted appropriately in the event the Series A-1 Preferred Shares are subdivided into a greater number, whether by stock split, stock dividend or otherwise, or combined into a lesser number, whether by reverse stock split or otherwise).

“Series B Liquidation Value” of any Series B Preferred Share as of any particular date prior to the date of determination of the Final Valuation will be as of the date of determination, an amount equal to the total amount of consideration then paid for all Series B Preferred Shares issued pursuant to the Series B Purchase Agreement (whether or not such Series B Preferred Shares are then outstanding) divided by the aggregate number of then outstanding Series B Preferred Shares issued pursuant to the Series B Purchase Agreement; provided, that as of any particular date after the date of determination of the Final Valuation, the “Series B Liquidation Value” of any Series B Preferred Share will be, as of the date of determination, an amount equal to the total amount of consideration then paid for all Series B Preferred Shares issued pursuant to the Series B Purchase Agreement (whether or not such Series B Preferred Shares are then outstanding) divided by the aggregate number of outstanding Series B Preferred Shares as of the date of determination of Final Valuation (adjusted appropriately in the event the Series B Preferred Shares are subdivided into a greater number, whether by stock split, stock dividend or otherwise, or combined into a lesser number, whether by reverse stock split or otherwise).

“Series B Purchase Agreement” means that certain Series B Convertible Preferred Stock Purchase Agreement, dated on or about June 1, 2005, among the Corporation and the purchasers set forth therein, as amended as by that First Amendment to Series B Convertible Preferred Stock Purchase Agreement dated as of November 15, 2005, and as further amended by that Second Amendment to Series B Convertible Preferred Stock Purchase Agreement dated as of January 30, 2006, as the same may be further amended or amended and restated from time to time.

“Series B-1 Liquidation Value” of any Series B-1 Preferred Share as of any particular date will be equal to $1.25 (adjusted appropriately in the event the Series B-1 Preferred Shares are subdivided into a greater number, whether by stock split, stock dividend or otherwise, or combined into a lesser number, whether by reverse stock split or otherwise).

“Series B-2 Liquidation Value” of any Series B-2 Preferred Share as of any particular date will be equal to $2.00 (adjusted appropriately in the event the Series B-2 Preferred Shares are subdivided into a greater number, whether by stock split, stock dividend or otherwise, or combined into a lesser number, whether by reverse stock split or otherwise).

“Series C Liquidation Value” of any Series C Preferred Share as of any particular date will be equal to $2.75 (adjusted appropriately in the event the Series C Preferred Shares are subdivided into a greater number, whether by stock split, stock dividend or otherwise, or combined into a lesser number, whether by reverse stock split or otherwise).

FIFTH: In furtherance and not in limitation of the powers conferred by statute and unless otherwise provided herein, the Board is, by action of the full Board, expressly authorized to make, alter or repeal the By-Laws of the Corporation in whole or in part.

SIXTH: Meetings of stockholders may be held within or outside of the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware Law or (4) for any transaction from which the director derived an improper personal benefit.

EIGHTH: The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation), by reason of his acting as a director, advisor or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a Person by reason of the fact that he is or was an employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such Person in respect thereof. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Expenses incurred by an officer, director or advisor in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such officer, director or advisor to repay such amount if it shall ultimately be determined that such officer, director or advisor is not entitled to be indemnified. The right to indemnification and advancement of expenses on the condition specified herein conferred by this Article shall be deemed to be a contract between the Corporation and each Person referred to herein.

NINTH: No amendment to or repeal of Article SEVENTH or EIGHTH of this Certificate shall apply to or have any effect on the rights of any individual referred to in Article SEVENTH or EIGHTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

TENTH: The Certificate shall constitute a restatement of and shall supersede the Fifth Amended and Restated Certificate of Incorporation of the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Sixth Amended and Restated Certificate of Incorporation of METROPARK USA, INC., to be signed on October 1, 2007.

METROPARK USA, INC.

/s/ Robert Allison
Robert Allison, Chief Executive Officer